UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: June 4, 2010
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 4, 2010, our board of directors expanded the size of our board of directors by two additional seats from four to six in order to accommodate its appointment of Mr. Charles L. Pope and Dr. Frederick W. Telling to serve as non-employee, independent, directors.  It is also expected that these newly appointed directors will be nominated and submitted to shareholders for election in connection with our Annual Shareholder Meeting to be held later this year on Wednesday, August 25, 2010.

Certain biographical information on the new directors is set forth below:

Charles L. Pope age 58.  Mr. Pope a 30 year veteran in executive management, finance and accounting, adds significant strength to the UTEK Board. During his 20 years at PricewaterhouseCoopers LLP, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions, and was a Partner in the Accounting and SEC Directorate. Currently, Mr. Pope serves as the CFO and COO of the Palm Bank in Tampa, Florida. Previously, Mr. Pope held CFO positions for public companies including, Aerosonic Corporation, Reptron Manufacturing and SRI/Surgical. He also served as CFO for UTEK Corporation from 2001-2002 and currently serves on UTEK’s (NYSE AMEX: “INV”) board of directors and on the board of directors of Inuvo, Inc. (NYSE AMEX: “INUV”) each of which are public companies.  He holds a B.S. in Economics and Accounting from Auburn University, and is a Certified Public Accountant in Florida.

Frederick W. Telling age 58.  Prior to retiring from Pfizer in June 2007 after 30 years, Dr. Telling was elected a Corporate Vice President of Pfizer Inc and its Vice President of Corporate Strategic Planning and Policy in October 1994. He oversaw the company's realignment and focus on its human and animal health business - divesting its Food Science and Medical Technology groups, while acquiring Warner Lambert, Pharmacia and various consumer product brands. Concurrently, Dr. Telling was responsible for the company's policy development regarding the Prescription Drug User Fee Act's original passage and all of its subsequent reauthorizations, health care reform, pricing and indigent access programs, intellectual property, Medicare prescription benefit expansion and other business related policy matters. He represented the company in many industry related outside Boards, including BIO where he served on its Board for over 10 years.  Dr. Telling is a Director of Cell Therapeutics Inc. (NASDAQCM: “CTIC”) based in Seattle, Washington, Eisai N.A. Inc. in Woodcliff Lake, New Jersey and Medex Inc in Baltimore, Maryland, Dr. Telling chairs CTICs Compensation Committee and serves on the Audit Committee.  Dr. Telling also serves on the boards of various civic and non-profit organizations including the Board of CED, IBM's Healthcare & Life Sciences Advisory Council, the National March of Dimes Foundation, BAA, ORBIS, the Smithsonian National Air & Space Museum, the T-6 Racing Association and the United Hospital Fund. He is a member of The Metropolitan Club of Washington, DC.  Dr. Telling received his BA from Hamilton College and his Master's of Industrial and Labor Relations and Ph. D. in Economics and Public Policy from Cornell University.

In connection with the addition of the new independent directors, the Compensation Committee considered and approved a change in the Company’s director compensation program.  These changes were considered by the Compensation Committee to be in the best interest of the Company and necessary to attract and retain highly qualified directors to serve on the Company’s board.  The full board also ratified and approved the changes to the director compensation program.  The new director compensation program provides that all non-employee directors will receive an annual base fee for service on the board of $24,000.  In addition, the Chair of the Board and our Audit Committee, Compensation Committee and Nominating Committees will also receive annual fees of $25,000, $20,000, $15,000 and $10,000, respectively. All non-employee directors serving on committees (other than as the chair) shall receive an annual fee of $5,000 in connection with such committee service.  All fees for board service are to be paid quarterly in arrears.  In addition to the fees, as part of the director compensation program, each new director shall receive an initial option award consisting of 100,000 shares of common stock, which shall vest immediately.  As part of the director compensation program, the board may also make discretionary equity based awards from time to time under the Company’s existing Amended and Restated 2002 Stock Option and Incentive Plan (“Option Plan”).  Non-Employee directors are also reimbursed for expenses incurred in connection with their attendance at Board or committee meetings and reasonable out-of-pocket business expenses associated with their board service.  Consistent with past practice, the new director compensation program provides that employee directors receive no additional compensation in connection with their board service.

As non-employee, independent, directors and in connection with the Company’s director compensation program, each of Messrs. Pope and Telling received options to acquire 100,000 shares of our common stock, at an exercise price of $0.50, which was the closing price on June 4, 2010, the date of their appointment, under the Company’s Option Plan.

In addition, to being appointed to our Board of Directors, Mr. Pope and Dr. Telling were appointed to serve on the Company’s audit committee with Mr. Pope designated as the Company’s financial expert and Chairman of the audit committee.  Prior to this time our full board served as the audit committee.  Going forward, Mr. Pope and Dr. Telling will constitute the sole members of the Company’s audit committee.  Dr. Telling and Mr. Pope were also appointed to serve on the Company’s compensation committee with Dr. Telling designated as the chairman of the compensation committee succeeding Ms. Koksi, who will remain on the compensation committee along with Mr. Koski.

           We issued a Press Release on  June 7, 2010 regarding the appointment of two new directors to our Board of Directors.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 4, 2010, we amended our Bylaws to provide for an  increase of  the size of our Board of Directors to coincide with the appointment of the two new independent directors to fill vacancies. The Amendment added the following language to Section 1 of Article II of the Bylaws: "The number of the directors of the Corporation shall be established by the Board of Directors from time to time. The directors shall be elected from time to time in accordance with these Bylaws. From time to time, the number of directors may be increased or decreased by a majority vote of the Board of Directors." Section 1 of Article II now reads in its entirety: "All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of Directors which shall constitute the whole Board shall be one (1) initially. The number of the directors of the Corporation shall be established by the Board of Directors from time to time. The directors shall be elected from time to time in accordance with these Bylaws. From time to time, the number of directors may be increased or decreased by a majority vote of the Board of Directors." The Amendment to the Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Number	Description
3.1	Amendment to Bylaws

99.1	Press Release dated June 7, 2010

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 8th day of June, 2010.

ORAGENICS, INC. (Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch
President and Chief Executive Officer